Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2022
Key Developments:
•Commenced common stock repurchases in the quarter of approximately 1.8 million shares for $190 million; total cash returned to shareholders in the quarter amounted to $306 million including dividends
•Announced two new discoveries at Seabob and Kiru-Kiru on the Stabroek Block, offshore Guyana; adds to the previous gross discovered recoverable resource estimate for the Block of approximately 11 billion barrels of oil equivalent (boe)
•The Liza Unity and Liza Destiny floating production, storage and offloading vessels (FPSOs) on the Stabroek Block have reached their combined production capacity of more than 360,000 gross barrels of oil per day (bopd)
Second Quarter Financial and Operational Highlights:
•Net income was $667 million, or $2.15 per common share, compared with a net loss of $73 million, or $0.24 per common share, in the second quarter of 2021; Adjusted net income1 in the second quarter of 2021 was $74 million, or $0.24 per common share
•Oil and gas net production, excluding Libya, was 303,000 barrels of oil equivalent per day (boepd); Bakken net production was 140,000 boepd
•E&P capital and exploratory expenditures were $622 million compared with $429 million in the prior-year quarter
•Cash and cash equivalents, excluding Midstream, were $2.16 billion at June 30, 2022
2022 Updated Guidance:
•Net production, excluding Libya, is forecast to be in the range of 330,000 boepd to 335,000 boepd in the third quarter, in the range of 365,000 boepd to 370,000 boepd in the fourth quarter, and approximately 320,000 boepd for the full year
•Bakken net production is forecast to be in the range of 155,000 boepd to 160,000 boepd in the third quarter, in the range of 160,000 boepd to 165,000 boepd in the fourth quarter, and in the range of 150,000 boepd to 155,000 boepd for the full year
•Full year E&P capital and exploratory expenditures are expected to be approximately $2.7 billion; a fourth rig was added in the Bakken in July
NEW YORK, July 27, 2022 — Hess Corporation (NYSE: HES) today reported net income of $667 million, or $2.15 per common share, in the second quarter of 2022, compared with a net loss of $73 million, or $0.24 per common share, in the second quarter of 2021. On an adjusted basis, the
1.“Adjusted net income (loss)” is a non-GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 and 8.

Corporation had net income of $74 million, or $0.24 per common share, in the second quarter of 2021. The improvement in after-tax earnings compared with the prior-year quarter adjusted results was primarily due to higher realized selling prices in the second quarter of 2022.
“In a world that needs reliable, low cost oil and gas resources now and for decades to come, Hess offers a highly differentiated value proposition,” CEO John Hess said. “As our portfolio becomes increasingly free cash flow positive, we will continue both to invest to grow our company’s intrinsic value and to return capital to our shareholders through further dividend increases and share repurchases.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021

	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$723	$(25)	$1,183	$283
Midstream	65	76	137	151
Corporate, Interest and Other	(121)	(124)	(236)	(255)
Net income (loss) attributable to Hess Corporation	$667	$(73)	$1,084	$179
Net income (loss) per common share (diluted)	$2.15	$(0.24)	$3.49	$0.58

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$723	$122	$1,183	$430
Midstream	65	76	137	151
Corporate, Interest and Other	(121)	(124)	(249)	(255)
Adjusted net income (loss) attributable to Hess Corporation	$667	$74	$1,071	$326
Adjusted net income (loss) per common share (diluted)	$2.15	$0.24	$3.45	$1.06

Weighted average number of shares (diluted)	310.9	307.5	310.6	308.7

Exploration and Production:
E&P net income was $723 million in the second quarter of 2022, compared with a net loss of $25 million in the second quarter of 2021. On an adjusted basis, E&P second quarter 2021 net income was $122 million. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $99.16 per barrel in the second quarter of 2022, compared with $59.79 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the second quarter of 2022 was $40.92 per barrel, compared with $23.12 per barrel in the prior-year quarter, while the average realized natural gas selling price was $6.45 per mcf, compared with $4.05 per mcf in the second quarter of 2021.
Net production, excluding Libya, was 303,000 boepd in the second quarter of 2022, compared with 307,000 boepd in the second quarter of 2021, or 302,000 boepd proforma for assets sold.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.90 per boe (excluding Libya: $14.56 per boe) in the second quarter of 2022, compared with $11.63 per boe (excluding Libya: $12.16 per boe) in the prior-year quarter. The increase in cash operating costs in the second quarter of this year, compared with the second quarter of last year, reflects higher production and severance taxes in North Dakota due to higher realized selling prices, and higher workover activity in North Dakota and the Gulf of Mexico.
Operational Highlights for the Second Quarter of 2022:
Bakken (Onshore U.S.):  Net production from the Bakken was 140,000 boepd, which remained within our guidance range for the second quarter, reflecting unplanned production shut-ins caused by severe weather in April and May. Net production in the second quarter of 2021 was 159,000 boepd. During the second quarter of 2022, the Corporation operated three rigs and drilled 20 wells, completed 19 wells, and brought 19 new wells online. In July, the Corporation added a fourth drilling rig.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 29,000 boepd, compared with 52,000 boepd in the prior-year quarter, primarily due to field decline and unplanned downtime at the Stampede and Penn State fields.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production totaled 67,000 bopd in the second quarter of 2022 compared with 26,000 bopd in the prior-year quarter. Production from the Liza Destiny FPSO reached its new production capacity of more than 140,000 gross bopd in the second quarter of 2022 following the completion of production optimization work initiated in March. Net production from the Liza Unity FPSO, which commenced in February, was 35,000 bopd in the second quarter of 2022, and reached its production capacity of 220,000 gross bopd in July. In the second quarter, we sold 6 one-million barrel cargos of crude oil from Guyana compared with 2 one-million barrel cargos in the prior year quarter.
Net production guidance for Guyana for the full year 2022 is expected to be approximately 75,000 bopd, which includes approximately 6,000 bopd of tax barrels. Net production guidance for the third quarter of 2022 is expected to be in the range of 90,000 bopd to 95,000 bopd, which includes approximately 7,000 bopd of tax barrels. There were no tax barrels in the first or second quarters.

The third development, Payara, will utilize the Prosperity FPSO with an expected capacity of 220,000 gross bopd, with first production expected in late 2023. The fourth development, Yellowtail, was sanctioned in April and will utilize the ONE GUYANA FPSO with an expected capacity of approximately 250,000 gross bopd, with first production expected in 2025.
Two new discoveries were announced at Seabob and Kiru-Kiru, which add to the previously announced gross discovered recoverable resource estimate for the Stabroek Block of approximately 11 billion boe. The Seabob-1 well encountered 131 feet of high quality oil bearing sandstone reservoirs. The well was drilled in 4,660 feet of water and is located approximately 12 miles southeast of the Yellowtail Field. Drilling operations at Kiru-Kiru are ongoing. The Kiru-Kiru-1 well has thus far encountered 98 feet of high quality hydrocarbon bearing sandstone reservoirs. The well is being drilled in 5,760 feet of water and is located approximately 3 miles southeast of the Cataback-1 discovery.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 67,000 boepd in the second quarter of 2022 compared with 66,000 boepd in the prior-year quarter.
Midstream:
The Midstream segment had net income of $65 million in the second quarter of 2022, compared with net income of $76 million in the prior-year quarter.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $121 million in the second quarter of 2022, compared with $124 million in the second quarter of 2021.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $622 million in the second quarter of 2022 compared with $429 million in the prior-year quarter, primarily due to higher drilling and development activities in the Bakken, Gulf of Mexico, Guyana, and Malaysia and JDA. Midstream capital expenditures were $72 million in the second quarter of 2022, up from $47 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.16 billion and debt and finance lease obligations totaling $5.61 billion at June 30, 2022. The Midstream segment had cash and cash equivalents of $3 million and total debt of $2.9 billion at June 30, 2022. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 37.9% at June 30, 2022 and 42.3% at December 31, 2021.

Net cash provided by operating activities was $1,509 million in the second quarter of 2022, up from $785 million in the second quarter of 2021. Net cash provided by operating activities before changes in operating assets and liabilities2 was $1,463 million in the second quarter of 2022, compared with $659 million in the prior-year quarter primarily due to higher realized selling prices. Changes in operating assets and liabilities increased cash flow from operating activities by $46 million during the second quarter of 2022 and increased cash flow from operating activities by $126 million during the prior-year quarter.
The Corporation commenced common stock repurchases in the second quarter with the purchase of approximately 1.8 million shares for $190 million under the Corporation’s existing $650 million board authorized stock repurchase program. The Corporation intends to utilize the remaining amount under the stock repurchase program by the end of this year. Total cash returned to shareholders in the second quarter amounted to $306 million including dividends.
In April 2022, the Corporation received net proceeds of $346 million from the public offering of approximately 5.1 million Hess Midstream LP (HESM) Class A shares held by the Corporation and the repurchase by Hess Midstream Operations LP (HESM Opco) of approximately 6.8 million HESM Opco Class B units held by the Corporation. The repurchase of approximately 6.8 million HESM Opco Class B units was financed by the issuance of $400 million of 5.500% senior unsecured notes due 2030 by HESM Opco. After giving effect to the above transactions, the Corporation owns approximately 41% of HESM on a consolidated basis.
In July 2022, the Corporation replaced its $3.5 billion revolving credit facility expiring in May 2024 with a new $3.25 billion revolving credit facility maturing in July 2027. In July 2022, HESM Opco extended the maturity of its $1.4 billion credit facilities, consisting of a $1.0 billion revolving credit facility and a fully drawn $400 million term loan, through July 2027. Borrowings under both revolving credit facilities, including the fully drawn five-year term loan, will bear interest based on the Secured Overnight Financing Rate plus an applicable margin.

2.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 7 and 8.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Exploration and Production	$—	$(147)	$—	$(147)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	13	—
Total items affecting comparability of earnings between periods	$—	$(147)	$13	$(147)

Second Quarter 2021: E&P results included a charge of $147 million ($147 million after income taxes) in connection with abandonment obligations in the West Delta 79/86 field in the Gulf of Mexico. These abandonment obligations were assigned to the Corporation as a former owner after they were discharged from Fieldwood Energy LLC (Fieldwood) as part of Fieldwood's approved bankruptcy plan.
Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net income (loss) attributable to Hess Corporation	$667	$(73)	$1,084	$179
Less: Total items affecting comparability of earnings between periods	—	(147)	13	(147)
Adjusted net income (loss) attributable to Hess Corporation	$667	$74	$1,071	$326

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,463	$659	$2,415	$1,474
Changes in operating assets and liabilities	46	126	(1,062)	(98)
Net cash provided by (used in) operating activities	$1,509	$785	$1,353	$1,376
Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry, including as a result of COVID-19; reduced demand for our products, including due to COVID-19, perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, health measures related to COVID-19, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities. A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,955	$1,579	$2,313
Gains (losses) on asset sales, net	3	—	22
Other, net	30	19	36
Total revenues and non-operating income	2,988	1,598	2,371
Costs and expenses
Marketing, including purchased oil and gas	843	322	682
Operating costs and expenses	356	315	313
Production and severance taxes	67	44	61
Exploration expenses, including dry holes and lease impairment	33	48	43
General and administrative expenses	95	84	110
Interest expense	121	118	123
Depreciation, depletion and amortization	391	385	337
Impairment and other	—	147	—
Total costs and expenses	1,906	1,463	1,669
Income (loss) before income taxes	1,082	135	702
Provision (benefit) for income taxes	328	122	197
Net income (loss)	754	13	505
Less: Net income (loss) attributable to noncontrolling interests	87	86	88
Net income (loss) attributable to Hess Corporation	$667	$(73)	$417

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2022	2021
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$5,268	$3,477
Gains (losses) on asset sales, net	25	—
Other, net	66	40
Total revenues and non-operating income	5,359	3,517
Costs and expenses
Marketing, including purchased oil and gas	1,525	840
Operating costs and expenses	669	580
Production and severance taxes	128	81
Exploration expenses, including dry holes and lease impairment	76	81
General and administrative expenses	205	178
Interest expense	244	235
Depreciation, depletion and amortization	728	781
Impairment and other	—	147
Total costs and expenses	3,575	2,923
Income (loss) before income taxes	1,784	594
Provision (benefit) for income taxes	525	245
Net income (loss)	1,259	349
Less: Net income (loss) attributable to noncontrolling interests	175	170
Net income (loss) attributable to Hess Corporation	$1,084	$179

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2022	December 31, 2021
Balance Sheet Information
Assets
Cash and cash equivalents	$2,159	$2,713
Other current assets	1,810	1,633
Property, plant and equipment – net	14,818	14,182
Operating lease right-of-use assets – net	446	352
Finance lease right-of-use assets – net	136	144
Other long-term assets	1,811	1,491
Total assets	$21,180	$20,515
Liabilities and equity
Current maturities of long-term debt	$—	$517
Current portion of operating and finance lease obligations	114	89
Other current liabilities	2,241	2,458
Long-term debt	8,332	7,941
Long-term operating lease obligations	457	394
Long-term finance lease obligations	190	200
Other long-term liabilities	2,088	1,890
Total equity excluding other comprehensive income (loss)	7,621	6,706
Accumulated other comprehensive income (loss)	(485)	(406)
Noncontrolling interests	622	726
Total liabilities and equity	$21,180	$20,515

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2022	December 31, 2021
Total Debt
Hess Corporation	$5,395	$5,894
Midstream (a)	2,937	2,564
Hess Consolidated	$8,332	$8,458
(a) Midstream debt is non-recourse to Hess Corporation.

	June 30, 2022	December 31, 2021
Debt to Capitalization Ratio (a)
Hess Consolidated	52.4%	55.3%
Hess Corporation as defined in debt covenants	37.9%	42.3%
(a)Includes finance lease obligations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest Expense
Gross interest expense – Hess Corporation	$86	$95	$178	$189
Less: Capitalized interest – Hess Corporation	(3)	—	(3)	—
Interest expense – Hess Corporation	83	95	175	189
Interest expense – Midstream (a)	38	23	69	46
Interest expense – Hess Consolidated	$121	$118	$244	$235
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$754	$13	$505
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(3)	—	(22)
Depreciation, depletion and amortization	391	385	337
Impairment and other	—	147	—
Exploratory dry hole costs	—	9	—
Exploration lease and other impairment	4	6	6
Pension settlement loss	2	3	—
Stock compensation expense	16	19	33
Noncash (gains) losses on commodity derivatives, net	163	64	55
Provision (benefit) for deferred income taxes and other tax accruals	136	13	38
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,463	659	952
Changes in operating assets and liabilities	46	126	(1,108)
Net cash provided by (used in) operating activities	1,509	785	(156)
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(607)	(329)	(491)
Additions to property, plant and equipment - Midstream	(56)	(26)	(55)
Proceeds from asset sales, net of cash sold	4	297	24
Other, net	—	(2)	—
Net cash provided by (used in) investing activities	(659)	(60)	(522)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(14)	(65)	1
Debt with maturities of greater than 90 days:
Borrowings	400	—	—
Repayments	(5)	(2)	(505)
Proceeds from sale of Class A shares of Hess Midstream LP	146	—	—
Employee stock options exercised	7	63	33
Payments on finance lease obligations	(2)	(2)	(2)
Common stock acquired and retired	(190)	—	—
Cash dividends paid	(116)	(77)	(119)
Noncontrolling interests, net	(277)	(70)	(74)
Other, net	(10)	(8)	1
Net cash provided by (used in) financing activities	(61)	(161)	(665)
Net Increase (Decrease) in Cash and Cash Equivalents	789	564	(1,343)
Cash and Cash Equivalents at Beginning of Period	1,370	1,866	2,713
Cash and Cash Equivalents at End of Period	$2,159	$2,430	$1,370

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(665)	$(443)	$(580)
Increase (decrease) in related liabilities	2	88	34
Additions to property, plant and equipment	$(663)	$(355)	$(546)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2022	2021
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$1,259	$349
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(25)	—
Depreciation, depletion and amortization	728	781
Impairment and other	—	147
Exploratory dry hole costs	—	9
Exploration lease and other impairment	10	10
Pension settlement loss	2	4
Stock compensation expense	49	44
Noncash (gains) losses on commodity derivatives, net	218	88
Provision (benefit) for deferred income taxes and other tax accruals	174	42
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	2,415	1,474
Changes in operating assets and liabilities	(1,062)	(98)
Net cash provided by (used in) operating activities	1,353	1,376
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,098)	(687)
Additions to property, plant and equipment - Midstream	(111)	(53)
Proceeds from asset sales, net of cash sold	28	297
Other, net	—	(2)
Net cash provided by (used in) investing activities	(1,181)	(445)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(13)	(75)
Debt with maturities of greater than 90 days:
Borrowings	400	—
Repayments	(510)	(5)
Proceeds from sale of Class A shares of Hess Midstream LP	146	70
Employee stock options exercised	40	75
Payments on finance lease obligations	(4)	(4)
Common stock acquired and retired	(190)	—
Cash dividends paid	(235)	(157)
Noncontrolling interests, net	(351)	(137)
Other, net	(9)	(7)
Net cash provided by (used in) financing activities	(726)	(240)
Net Increase (Decrease) in Cash and Cash Equivalents	(554)	691
Cash and Cash Equivalents at Beginning of Period	2,713	1,739
Cash and Cash Equivalents at End of Period	$2,159	$2,430

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,245)	$(746)
Increase (decrease) in related liabilities	36	6
Additions to property, plant and equipment	$(1,209)	$(740)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$188	$112	$135
Offshore and Other	72	25	56
Total United States	260	137	191
Guyana	286	250	319
Malaysia and JDA	66	36	59
Other	10	6	11
E&P Capital and exploratory expenditures	$622	$429	$580

Total exploration expenses charged to income included above	$29	$33	$37

Midstream Capital expenditures	$72	$47	$37

	Six Months Ended June 30,
	2022	2021
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$323	$200
Offshore and Other	128	56
Total United States	451	256
Guyana	605	422
Malaysia and JDA	125	49
Other	21	11
E&P Capital and exploratory expenditures	$1,202	$738

Total exploration expenses charged to income included above	$66	$62

Midstream Capital expenditures	$109	$70

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,860		$1,095		$2,955
Other, net	25		1		26
Total revenues and non-operating income	1,885		1,096		2,981
Costs and expenses
Marketing, including purchased oil and gas (a)	827		31		858
Operating costs and expenses	175		116		291
Production and severance taxes	65		2		67
Midstream tariffs	296		—		296
Exploration expenses, including dry holes and lease impairment	24		9		33
General and administrative expenses	40		7		47
Depreciation, depletion and amortization	192		153		345
Total costs and expenses	1,619		318		1,937
Results of operations before income taxes	266		778		1,044
Provision (benefit) for income taxes	—		321		321
Net income (loss) attributable to Hess Corporation	$266	(b)	$457	(c)	$723

	Second Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,088		$491		$1,579
Other, net	11		3		14
Total revenues and non-operating income	1,099		494		1,593
Costs and expenses
Marketing, including purchased oil and gas (a)	335		8		343
Operating costs and expenses	158		96		254
Production and severance taxes	42		2		44
Midstream tariffs	270		—		270
Exploration expenses, including dry holes and lease impairment	26		22		48
General and administrative expenses	41		8		49
Depreciation, depletion and amortization	260		84		344
Impairment and other	147		—		147
Total costs and expenses	1,279		220		1,499
Results of operations before income taxes	(180)		274		94
Provision (benefit) for income taxes	—		119		119
Net income (loss) attributable to Hess Corporation	$(180)	(d)	$155	(e)	$(25)
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $99 million (noncash premium amortization: $99 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $64 million (noncash premium amortization: $64 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $51 million (noncash premium amortization: $51 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $13 million (noncash premium amortization: $13 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,704		$609		$2,313
Other, net	27		6		33
Total revenues and non-operating income	1,731		615		2,346
Costs and expenses
Marketing, including purchased oil and gas (a)	701		2		703
Operating costs and expenses	144		107		251
Production and severance taxes	58		3		61
Midstream tariffs	287		—		287
Exploration expenses, including dry holes and lease impairment	32		11		43
General and administrative expenses	49		8		57
Depreciation, depletion and amortization	195		97		292
Total costs and expenses	1,466		228		1,694
Results of operations before income taxes	265		387		652
Provision (benefit) for income taxes	—		192		192
Net income (loss) attributable to Hess Corporation	$265	(b)	$195	(c)	$460
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $57 million (noncash premium amortization: $34 million; cash settlement: $23 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $35 million (noncash premium amortization: $21 million; cash settlement: $14 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,564		$1,704		$5,268
Other, net	52		7		59
Total revenues and non-operating income	3,616		1,711		5,327
Costs and expenses
Marketing, including purchased oil and gas (a)	1,528		33		1,561
Operating costs and expenses	319		223		542
Production and severance taxes	123		5		128
Midstream tariffs	583		—		583
Exploration expenses, including dry holes and lease impairment	56		20		76
General and administrative expenses	89		15		104
Depreciation, depletion and amortization	387		250		637
Total costs and expenses	3,085		546		3,631
Results of operations before income taxes	531		1,165		1,696
Provision (benefit) for income taxes	—		513		513
Net income (loss) attributable to Hess Corporation	$531	(b)	$652	(c)	$1,183

	Six Months Ended June 30, 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,486		$991		$3,477
Other, net	23		7		30
Total revenues and non-operating income	2,509		998		3,507

Costs and expenses
Marketing, including purchased oil and gas (a)	855		30		885
Operating costs and expenses	293		169		462
Production and severance taxes	78		3		81
Midstream tariffs	532		—		532
Exploration expenses, including dry holes and lease impairment	56		25		81
General and administrative expenses	83		15		98
Depreciation, depletion and amortization	528		171		699
Impairment and other	147		—		147
Total costs and expenses	2,572		413		2,985
Results of operations before income taxes	(63)		585		522
Provision (benefit) for income taxes	—		239		239
Net income (loss) attributable to Hess Corporation	$(63)	(d)	$346	(e)	$283
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $156 million (noncash premium amortization: $133 million; cash settlement:  $23 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $99 million (noncash premium amortization: $85 million; cash settlement:  $14 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $90 million (noncash premium amortization: $90 million; cash settlement:  $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $21 million (noncash premium amortization: $21 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	68	79	77
Offshore	20	33	22
Total United States	88	112	99
Guyana	67	26	30
Malaysia and JDA	4	4	3
Other (a)	17	24	19
Total	176	166	151

Natural gas liquids - barrels
United States
North Dakota	47	52	49
Offshore	2	5	1
Total United States	49	57	50

Natural gas - mcf
United States
North Dakota	147	167	158
Offshore	41	85	43
Total United States	188	252	201
Malaysia and JDA	381	371	364
Other (a)	11	9	12
Total	580	632	577

Barrels of oil equivalent	322	328	297
(a)Other includes production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021. Libya net production was 19,000 boepd in the second quarter of 2022, 21,000 boepd in the second quarter of 2021 and 21,000 boepd in the first quarter of 2022. Denmark net production was 4,000 boepd in the second quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2022	2021
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	73	82
Offshore	20	34
Total United States	93	116
Guyana	49	29
Malaysia and JDA	3	4
Other (a)	18	23
Total	163	172

Natural gas liquids - barrels
United States
North Dakota	48	50
Offshore	2	5
Total United States	50	55

Natural gas - mcf
United States
North Dakota	152	159
Offshore	41	90
Total United States	193	249
Malaysia and JDA	373	366
Other (a)	12	10
Total	578	625

Barrels of oil equivalent	309	331
(a)Other includes production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021. Libya net production was 20,000 boepd in the first six months of 2022 and 20,000 boepd in the first six months of 2021. Denmark net production was 5,000 boepd in the first six months of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	173	157	140
Natural gas liquids – barrels	46	57	50
Natural gas – mcf	580	632	577
Barrels of oil equivalent	316	319	286

Sales Volumes (in thousands) (a)
Crude oil – barrels	15,763	14,293	12,580
Natural gas liquids – barrels	4,180	5,142	4,539
Natural gas – mcf	52,811	57,557	51,898
Barrels of oil equivalent	28,745	29,028	25,769

	Six Months Ended June 30,
	2022	2021
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	157	192
Natural gas liquids – barrels	48	55
Natural gas – mcf	578	625
Barrels of oil equivalent	301	351

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	28,343	34,688
Natural gas liquids – barrels	8,719	9,944
Natural gas – mcf	104,709	113,070
Barrels of oil equivalent	54,514	63,477
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)Sales volumes for the first six months of 2021 include 4.2 million barrels of crude oil that were stored on very large crude carriers (VLCC) at December 31, 2020 and sold in the first quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2022	Second Quarter 2021	First Quarter 2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$93.60	$56.75	$84.77
Offshore	95.22	59.33	85.17
Total United States	93.96	57.52	84.85
Guyana	104.19	65.63	90.90
Malaysia and JDA	106.21	65.88	89.27
Other (a)	105.21	64.16	90.91
Worldwide	99.16	59.79	86.75

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$106.01	$61.88	$91.55
Offshore	107.58	64.42	91.52
Total United States	106.37	62.63	91.54
Guyana	112.57	68.44	99.76
Malaysia and JDA	106.21	65.88	89.27
Other (a)	114.93	68.08	101.04
Worldwide	109.51	64.27	94.04

Natural gas liquids - per barrel
United States
North Dakota	$40.96	$23.23	$39.88
Offshore	39.88	21.84	37.48
Worldwide	40.92	23.12	39.79

Natural gas - per mcf
United States
North Dakota	$6.89	$2.40	$4.32
Offshore	7.63	2.35	4.46
Total United States	7.06	2.38	4.35
Malaysia and JDA	6.18	5.22	5.81
Other (a)	5.36	2.96	4.79
Worldwide	6.45	4.05	5.28
(a)Other includes prices related to production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2022	2021
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota (a)	$88.98	$49.35
Offshore	90.21	55.99
Total United States	89.25	51.00
Guyana	100.55	62.48
Malaysia and JDA	97.73	64.69
Other (b)	98.14	60.94
Worldwide	93.65	54.04

Crude oil - per barrel (excluding hedging)
United States
North Dakota (a)	$98.46	$52.91
Offshore	99.58	60.24
Total United States	98.70	54.73
Guyana	109.06	64.48
Malaysia and JDA	97.73	64.69
Other (b)	108.06	63.88
Worldwide	102.65	57.36

Natural gas liquids - per barrel
United States
North Dakota	$40.40	$26.65
Offshore	38.68	21.55
Worldwide	40.33	26.20

Natural gas - per mcf
United States
North Dakota	$5.57	$4.06
Offshore	6.02	2.66
Total United States	5.67	3.56
Malaysia and JDA	6.00	5.13
Other (b)	5.07	2.82
Worldwide	5.87	4.47
(a)Excluding the two VLCC cargo sales totaling 4.2 million barrels sold in the first quarter of 2021, the North Dakota crude oil price excluding hedging was $57.39 per barrel and $53.08 per barrel including hedging.
(b)Other includes prices related to production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021.

The following is a summary of the Corporation’s outstanding commodity hedging program for the remainder of calendar 2022:

	WTI	Brent
Barrels of oil per day	90,000	60,000
Average monthly floor price	$60	$65